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                                                                   EXHIBIT 10.22

                                 FIRST AMENDMENT
                                     TO THE
                                  ZONAGEN, INC.
                   AMENDED AND RESTATED 1993 STOCK OPTION PLAN

This First Amendment (the "Amendment") to the Zonagen, Inc. (the "Company") Amended and Restated 1993 Employee and Consultant Stock Option Plan (the "Plan") is executed pursuant to Section 14 of the Plan. All capitalized and undefined terms used herein shall have the meanings ascribed to such terms in the Plan.

         WHEREAS, the Company's Board of Directors (the "Board") is authorized by Section 14 of the Plan to amend the Plan from time to time, subject to any required stockholder approval of any such amendments; and

         WHEREAS, at a meeting on March 5, 1999 the Board approved (i) setting the number of shares of the Company's common stock, par value $.001 per share (the "Common Stock"), for which options may be granted under the Plan at 2,000,000 shares and (ii) extending the term of the Plan to May 13, 2003; and

         WHEREAS, at a meeting held on May 13, 1999, the Company's stockholders approved the Amendment.

         NOW, THEREFORE, in order to amend Sections 3 and 19 of the Plan as authorized by the Board and approved by the stockholders:

         1. The second paragraph of Section 3 of the Plan is hereby revised in its entirety to read as follows:

                  "The Committee may grant Options, shares of Restricted Stock and Stock Bonuses under the Plan with respect to a number of shares of Common Stock that in the aggregate does not exceed 2,000,000. The Company will, during the term of this Plan, reserve and keep available for issuance a sufficient number of shares of Common Stock to satisfy the requirements of the Plan."

         2. The last sentence of Section 19 of the Plan is hereby revised in its entirety to read as follows:

                  "No Options, shares of Restricted Stock or Stock Bonuses may be granted under the Plan after May 13, 2003."

         3. Except as amended hereby, the terms and provisions of the Plan shall remain in full force and effect, and the Plan and this Amendment shall be read, taken and construed as one and the same instrument.

         IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing Amendment to the Plan by the Board of the Company and approval and adoption thereof by the stockholders of the Company, the Company has caused this Amendment to be duly executed in its name and behalf by its proper officers thereunto duly authorized as of the 13th day of May, 1999.

                                        ZONAGEN, INC.

                                        By:    /s/  F. Scott Reding
                                           ------------------------------
                                        Name:  F. Scott Reding
                                             ----------------------------
                                        Title: CFO
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